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                                                                    Exhibit 21
                                 SUBSIDIARIES
                                 ------------

               Entity                                           Jurisdiction
---------------------------------------------------             ------------
Protection One Alarm Monitoring, Inc.                             Delaware
    Sentry Protective Alarms, Inc. (CA)                           California
    Network MultiFamily Security Corporation                      Delaware
    Protection One Alarm Monitoring of Mass., Inc.                Delaware
    Security Monitoring Services, Inc.                            Florida
    ComSec Narragansett Security, Inc.                            Delaware
      ComSec Systems, Inc.                                        Delaware
      ComSec Systems of Eastern Mass., Inc.                       Delaware
      ComSec Systems of Mass., Inc.                               Delaware
Protection One International, Inc.                                Delaware
    Protection One Canada, Inc.                                   Ontario
      Canguard, Inc.                                              Ontario
    Protection One France, EURL                                   France
      Compagnie Europeenne de Telesecurite                        France
          Actar                                                   France
              Aldus                                               France
              Surveillance Electronique de France                 France
          CET Benelux, S.A.                                       Belgium
          CET Swisse                                              Switzerland
          CET Technishe Sicherheirsdienste GbmH                   Germany
          Croise Laroch                                           France
              E.S. Beveiliging                                    Belgium
          Eurocontact                                             France
          Europ Telesecurite                                      France
          France Reseau Telesecurite                              France
    Protection One U.K., Inc.                                     United Kingdom
Protection One Investments, Inc.                                  Delaware